TherapeuticsMD, Inc. S-1

Exhibit 23.3

Parks & Company, LLC Certified Public Accountants & Consultants 1761 W. Hillsboro Boulevard, Suite 326 Deerfield Beach, FL 33442 www.parkscpas.com	Phone (954) 719-7569 Fax (954) 719-3704

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2012 relating to the December 31, 2010 financial statements of VitamedMD, LLC.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Parks & Company, LLC
Certified Public Accountants

Deerfield Beach, Florida
November 26, 2012